UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014 (May 22, 2014)

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Victor von Bruns-Strasse 21
CH-8212 Neuhausen am Rheinfall, Switzerland
(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On May 22, 2014, Tyco International Ltd. (the “Company”) together with its wholly-owned subsidiary Tyco Far East Holdings Ltd. (the “Seller”) completed the sale of Tyco Fire & Security Services Korea Co. Ltd. and its subsidiaries that form and operate the Company’s South Korean security business to an affiliate of The Carlyle Group pursuant to a stock purchase agreement previously reported in the Company's Current Report on Form 8−K filed with the SEC on March 4, 2014. The transaction took the form of a sale by the Seller of all of the stock of Tyco Fire & Security Services Korea Co. Ltd. for an aggregate purchase price of $1.93 billion, subject to customary adjustments as set forth in the stock purchase agreement.
The foregoing description of the stock purchase agreement, which is filed as an exhibit to the Form 8−K filed on March 4, 2014 and is incorporated herein by reference, does not purport to be complete and is qualified in its entirety by reference thereto.
The unaudited pro forma condensed consolidated balance sheet of the Company giving effect to the foregoing transaction are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Tyco International Ltd. Unaudited Condensed Consolidated Balance Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ SAM ELDESSOUKY
Sam Eldessouky
Senior Vice President, Controller and Chief Accounting Officer

Date: May 29, 2014